Exhibit 99.1

Confidential	Execution Copy	29 July 2020

ASSIGNMENT AND NOVATION AGREEMENT

THIS ASSIGNMENT AND NOVATION AGREEMENT (this “Agreement”) is made as of July 29, 2020 (“Assignment Date”), by and among Vir Biotechnology, Inc., a Delaware corporation having a principal place of business at 499 Illinois Street, Suite 500, San Francisco, CA 94158 U.S.A (“Assignor”), GlaxoSmithKline Trading Services Limited, a company registered in Ireland under company number 406466 having a principal place of business at 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, (“Assignee”), and WuXi Biologics (Hong Kong) Limited with offices located at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong (“Provider”). Assignor, Assignee and Provider are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Assignor and Provider entered into a binding letter of intent dated June 15, 2020 (the “Letter Agreement”) as further set out in Appendix A, with respect to, inter alia, capacity reservation, development, commercial manufacturing and supply of drug substance by Provider, and minimum take or pay obligations by Assignor, for Assignor’s SARS-Cov-2 monoclonal antibody (the “Product”) and Assignor and Provider agreed the terms of the Letter Agreement shall be incorporated into a definitive master services agreement for commercial manufacturing of drug substance;

WHEREAS, Assignor and Assignee entered into a definitive collaboration agreement dated June 9, 2020 (the “Collaboration Agreement”), concerning, inter alia, the discovery, development and commercialization preventatives and treatment products for diseases caused by SARS-COV-2 and other coronaviruses including the Product;

WHEREAS, Assignee and Provider have entered into a certain definitive master services agreement for commercial manufacturing of drug substance (the “MSA”) with an effective date of July 29, 2020;

WHEREAS, Assignor and Assignee agree that, in connection with the Collaboration Agreement and the MSA, it is necessary for Assignor to transfer and assign to Assignee all of Assignor’s rights, duties, and obligations under the Letter Agreement;

WHEREAS, Assignor desires to be released and discharged from all liabilities and obligations under the Letter Agreement; and

WHEREAS, Provider is willing to release and discharge Assignor from all liabilities and obligations under the Letter Agreement and to consent to Assignee assuming such liabilities and obligations.

NOW THEREFORE, in consideration of the mutual covenants contained herein and in furtherance of the terms and conditions under the MSA, the Parties agree as follows:

1.	Assignment. Assignor hereby assigns and transfers to Assignee, as of the Assignment Date, all of Assignor’s right, title, and interest in, to and under the Letter Agreement.

Confidential	Execution Copy	29 July 2020

2.	Assumption. Assignee hereby accepts such assignment and agrees to assume, from and after the Assignment Date, all of Assignor’s rights, duties, and obligations in, to and under the Letter Agreement.

3.

Novation. Assignor, Assignee and Provider hereby agree that this Assignment Agreement shall constitute a novation of the duties and obligations of Assignor under the Letter Agreement. Accordingly, all of the rights, duties and obligations of Assignor under the Letter Agreement are hereby discharged. Provider hereby acknowledges and accepts Assignee as Assignor’s successor in interest in and to all of Assignor’s rights, duties, and obligations in, to and under the Letter Agreement.

4.	Release. Assignor and Provider hereby mutually release each other, as of the Assignment Date, from all of their respective rights, duties, and obligations under the Letter Agreement.

5.

Pre-Existing Claims. Nothing in this Agreement is intended, nor may be construed, to affect or prejudice any claim, liability, obligation, or demand whatsoever as between Assignor and Provider arising under the Letter Agreement prior to the Assignment Date.

6.

Further Assurances. The Parties agree to that they will take those actions consistent with the terms and conditions with this Agreement that may reasonably be requested by another Party and necessary or desirable to carry out the purposes of this Agreement.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, without regard to principles of conflicts of law.

8.

Successors and Assigns. This Agreement shall be binding upon and insure solely to the benefits of each Party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, interests, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9.

Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Confidential	Execution Copy	29 July 2020

[Signature Page to Assignment and Novation Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment Agreement as of the Assignment Date.

GLAXOSMITHKLINE TRADING		VIR BIOTECHNOLOGY, INC. SERVICES LIMITED

By:	/s/ Jonathan Box	By:	/s/ George Scangos
Name:	Jonathan Box	Name:	George Scangos
Title:	SVP Pharma Finance	Title:	President & Chief Executive Officer

WUXI BIOLOGICS (HONG KONG) LIMITED

By:	/s/ Zhisheng Chen
Name:	Zhisheng Chen
Title:	CEO

Confidential	Execution Copy	29 July 2020

APPENDIX A

Letter of intent dated June 15, 2020 between Vir Biotechnology, Inc. and WuXi Biologics (Hong Kong) Ltd.

4